Exhibit 3.14

COOPERATIVE RESEARCH SERVICES, INC.

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AMENDED AND RESTATED BY-LAWS

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ARTICLE I

OFFICES

These Amended and Restated By-laws are adopted by the corporation and are supplemental to the Vermont Business Corporation Act as the same shall from time to time be in effect.

Section 1. The registered office of the corporation shall be located in the City of Williston, State of Vermont.

Section 2. The corporation may also have such other offices or at such places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in each calendar year, at a date, time and place determined by the board of directors when they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2. Written notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders, for any purpose or purposes, other than those regulated by statute or by the articles of incorporation, may be called by the board of directors, person or persons authorized by the articles of incorporation, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 2. Written notice of a special meeting of shareholders stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Any shareholder may participate in a meeting of the shareholders by use of a conference telephone or a similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3. Business transacted at all special meetings shall be limited to the purpose stated in the notice.

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ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of the majority of the shares issued and outstanding and entitled to vote present in person, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy created and authorized in accordance with law.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall initially be three directors, and thereafter shall be such number as may from time to time be determined by the Board of Directors. However, there shall be at all times at least one and no more than five directors. The directors need not be residents of the state of Vermont nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. Unless the Board of Directors otherwise determines, directors shall not be entitled to any compensation for their services as directors. Any director may serve the Corporation in other capacities and be entitled to such compensation therefor as is determined by the Board of

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Directors.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Vermont.

Section 2. An annual meeting of the Board of Directors shall be held in each calendar year immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president on 2 days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Any director may participate in a meeting of the board of directors, a meeting of a committee established by the board of directors, or a meeting of the stockholders, by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be

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AMENDED AND RESTATED BYLAWS

filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of the by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary, and such other officers as the board of directors may from time to time determine. Any two or more offices may be held by the same person, except the offices of president or secretary. A duly appointed officer may appoint one or more officer or assistant officers if authorized by the bylaws or board of directors.

Section 2. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 4. The president shall be the chief executive officer of the corporation, and, subject to the direction and control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation, and shall preside at all meetings of the shareholders and of the board of directors. As authorized by the board of directors, the president shall execute and seal, or cause to be sealed, all instruments requiring such execution, except to the extent that signing and execution thereof is expressly delegated by the board of directors to some other officer or agent of the corporation. Upon request of the board of directors, the president shall report to it all matters which the interests of the corporation may require be brought to the attention of the board of directors.

Section 5. Subject to the control of the board of directors, the president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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THE VICE-PRESIDENTS

Section 6. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 7. The secretary shall record all votes and proceedings of the shareholders and directors or any executive committee thereof. He shall have the custody of the corporate seal, if any, and of the corporate records within this state. He shall keep a record book, which shall always be available for the inspection and copying by the shareholders, containing the names of the shareholders, their places of residence, the number of shares held by each, the time when they respectively acquired the shares, and the time of any transfers thereof except that such record book may be kept by a transfer agent rather than the secretary when such transfer agent is approved by the vote of a majority of the shareholders of the corporation. He shall procure and file in his own office certified copies of all papers required by law, to be filed with the secretary of state, except the annual report.

Section 8. The assistant secretary, or if there be more than one, the assistant secretaries in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, except those specified in section 10 above.

THE TREASURER AND ASSISTANT TREASURERS

Section 9. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 10. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 11. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 12. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order of their seniority, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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ARTICLE X

INDEMNIFICATION

Section 1. The corporation shall indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, to the full extent permitted by 11A V.S.A. § 8.56 and any other relevant provisions of the Vermont Business Corporation Act, as amended from time to time.

ARTICLE XI

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates. Each share certificate shall be signed by two officers designated by the board of directors or the bylaws, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATE

Section 3. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such shareholder: (a) requests such replacement certificate before the corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the corporation an indemnity bond deemed sufficient by the board of directors; and (c) satisfies any other reasonable requirements fixed by the board of directors.

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or its transfer agent of a certificate for shares, duly endorsed for transfer by the person named in the certificate or by an attorney lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall record the transfer of such shares upon its books, issue a new certificate or certificates to the person or persons entitled thereto, and cancel the surrendered certificate.

CLOSING OF TRANSFER BOOKS

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of

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closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Vermont.

LIST OF SHAREHOLDERS

Section 7. A list of shareholders as of the record date, prepared in alphabetical order, arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders’ list must be made available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation’s principal office or at a place identified in the meeting the meeting will be held.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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SEAL

Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Vermont”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1. These By-laws may be amended or repealed by a majority vote of the directors, or by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, as the case may be, at any regular or special meeting duly convened after notice to the directors or the shareholders of that purpose.

AMENDMENTS THERETO

Section 1. These Amended and Restated By-laws have been adopted as the By-laws of the corporation this 30th day of September, 2007, and shall be effective as of said date.

Section 2. Amendment of By-laws.

SECTION AMENDED	DATE AMENDED	MANNER OF ADOPTION